EXHIBIT 2

SECOND AMENDED & RESTATED DEPOSIT AGREEMENT

AMONG

TELEFONAKTIEBOLAGET LM ERICSSON (publ)

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

Dated as of January 7, 2014

SECOND AMENDED & RESTATED DEPOSIT AGREEMENT dated as of January 7, 2014 among TELEFONAKTIEBOLAGET LM ERICSSON, a public company incorporated under the laws of Sweden (herein called the “Company”); Deutsche Bank Trust Company Americas., an indirect wholly owned subsidiary of Deutsche Bank A.G. (herein called the “Depositary”), and all Holders from time to time of American Depositary Receipts issued hereunder (this “Deposit Agreement”).

WITNESSETETH:

WHEREAS, the Company and Citibank, N.A., as depositary (the “Prior Depositary”), previously entered into an amended and restated deposit agreement, dated as of September 26, 1995, as amended by Amendment No. 1 thereto dated as of February 10,1997, Amendment No. 2 thereto dated as of October 23, 2002 and Amendment No. 3 thereto dated as of March 5, 2009 (as so amended, the “Prior Deposit Agreement”), to which the Owners and Beneficial Owners of American Depositary Shares outstanding from time to time are party by virtue of holding or owning American Depositary Shares;

WHEREAS, the Company desires to (i) amend and restate the Prior Deposit Agreement and to transfer to the Depositary the American Depositary Receipt (as hereinafter defined) facility currently existing under the Prior Deposit Agreement; and (ii) provide for the deposit of Shares (as hereinafter defined) from time to time with the Depositary or with the Custodian (as hereinafter defined) for the creation of American Depositary Shares representing the right to receive the Shares so deposited and, if applicable, the issuance of American Depositary Receipts to evidence the American Depositary Shares so created; and

WHEREAS, the Depositary is willing to act as the Depositary for such American Depositary Receipt facility upon the terms set forth in this Agreement (as hereinafter defined); and

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of B Shares (herein called “Shares”), of the Company from time to time with the Depositary or with Skandinaviska Enskilda Banken AB (publ), having its principal office at Kungstradgàrdsgatan 8, SE-106 40 Stockholm, Sweden (the “Custodian”), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts in respect of the American Depositary Shares;

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE I.

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01. The term “Company” shall mean Telefonaktiebolaget LM Ericsson, a public company incorporated under the laws of Sweden, and its successors.

SECTION 1.02. The term “Depositary” shall mean Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G., in its capacity as depositary under the terms of this Deposit Agreement, and any successor as depositary hereunder. The term “Principal Office”, when used with respect to the Depositary, shall be the office of the Depositary which at the date of this Deposit Agreement is 60 Wall Street, New York, New York 10005, U.S.A.

SECTION 1.03. The term “Custodian” shall mean Skandinaviska Enskilda Banken AB (publ), having its principal office at Kungstradgàrdsgatan 8, SE-106 40 Stockholm, Sweden, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and the term “Custodians” shall mean all of them, collectively.

SECTION 1.04. The term “Deposit Agreement” shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.05. The terms “Shares” shall mean B Shares in registered form of the Company, without nominal value, heretofore validly issued and outstanding and fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares or interim certificates representing such B Shares.

SECTION 1.06. The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.07. “Receipt(s)”, “American Depositary Receipt(s)” and “ADR(s)” shall mean any series of the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of this Deposit Agreement in the form of Certificated ADS(s), as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a “Balance Certificate.”

SECTION 1.08. “American Depositary Share(s)” and “ADS(s)” shall mean the rights and interests in the Deposited Securities (as defined above) granted to the Holders pursuant to the terms and conditions of the Deposit Agreement and, if issued as Certificated ADS(s) (as hereinafter defined), the American Depositary Receipt(s) issued hereunder to evidence such ADSs. ADS(s) may be issued under the terms of the Deposit Agreement in the form of (a) Certificated ADS(s), in which case the ADS(s) are to be evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not to be evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.10. Unless otherwise specified in the Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. Each ADS shall represent one (1) Share, until there shall occur a distribution upon Deposited Securities referred to in Section 4.03 or a change in Deposited Securities referred to in Section 4.08 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the Shares or Deposited Securities determined in accordance with the terms of such Sections.

SECTION 1.09. The term “Holder” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose. Any reference to Holders of ADR(s), Receipts or ADS(s) in this Deposit Agreement shall, in the context of the Uncertificated ADSs, refer to the person(s) in whose name the Uncertificated ADSs are registered on the books of the Depositary maintained for such purpose.

SECTION 1.10. The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.11. The term “dollars” shall mean United States dollars. The term “kronor” shall mean Swedish Kronor.

SECTION 1.12. The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.13. The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.14. The term “Euroclear” shall mean Euroclear Sweden AB, a company organized under Swedish laws, which carves out the duties of registrar for the B Shares of the Company or any successor as registrar for the B Shares of the Company.

SECTION 1.15. The terms “deposit”, “surrender”, “deliver”, “transfer,” or “withdraw” when used with respect to Shares, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by institutions authorized under applicable law to effect transfers of securities (which may but need not be Euroclear), and not to the physical transfer of certificates representing the Shares.

SECTION 1.16. “Beneficial Owner(s)” shall mean, as to any ADS, any person or entity have a beneficial interest deriving from the ownership of such ADSs. A Beneficial Owner of ADSs may or may not be the Holder of such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holders of ADSs owned by such Beneficial Owner. Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name.

SECTION 1.17. “Certificated ADS(s)” shall have the meaning set forth in Section 2.10.

SECTION 1.18. “Uncertificated ADS(s)” shall have the meaning set forth in Section 2.10.

SECTION 1.19. “Affiliate” shall have the meaning assigned to such term by the Commission under Regulation C promulgated under the Securities Act.

SECTION 1.20. “Restricted Securities” shall mean Shares, or American Depositary Shares representing such Shares, which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an executive officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, the Kingdom of Sweden, or under a shareholders’ agreement or the Company’s constituent documents or under the regulations of an applicable securities exchange unless, in each case, such Shares are being sold to persons other than an Affiliate of the Company in a transaction (x) covered by an effective resale registration statement or (y) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares are not, when held by such person, Restricted Securities.

ARTICLE II.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND

DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01. Form and Transferability of Receipts. Certificated ADSs shall be evidenced by definitive Receipts which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary and in any event shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modification and omissions, as hereinafter provided. Receipts shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs. No Receipt and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the company, unless such Receipt shall have been so dated, signed and countersigned and registered. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the facsimile signature of a duly authorized officer of the Depositary who was at any time a proper officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to signature of the Registrar and delivery of such Receipts or did not hold such office at the date of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with, respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Subject to the limitations contained herein and in the Receipt, title to a Receipt (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt or any beneficial owners unless such holder is registered as the Holder of such Receipt on the books of the Depositary or in the case of a Beneficial Owner, such Beneficial Owner or Beneficial Owner’s representative is registered as the Holder on the books of the Depositary.

SECTION 2.02. Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodians, together with all such certifications, as may be required by the Depositary or the Custodians in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in Sweden, if any, which is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be Euroclear) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not Euroclear), for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee, or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

In the event any Shares are deposited which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit, the Depositary is authorized to take any and all actions as may be necessary (including, without limitation, making the necessary notations on Receipts) to give effect to the issuance of such ADSs and to ensure that such ADSs are not fungible with other ADSs issued hereunder until such time as the entitlement of the Shares represented by such non-fungible ADSs equals that of the Shares represented by ADSs prior to such deposit. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued contain rights different from those of any other Shares theretofore issued and shall assist the Depositary with the establishment of procedures enabling the identification of such non-fungible Shares upon delivery to the Custodian.

SECTION 2.03. Execution and Delivery of Receipts. Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company (or the appointed agent of the Company for the transfer and registration of Shares, which may but need not be Euroclear) or Euroclear are open, a proper acknowledgment or other evidence from the Company satisfactory to the Depositary that any Deposited Securities have been recorded upon the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares, which may but need not be Euroclear) or Euroclear in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be represented thereby. Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable or facsimile transmission. Upon receiving such notice from such Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Principal Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names and representing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipts or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Shares.

SECTION 2.04. Transfer of Receipts; Combination and Split-up of Receipts. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon any surrender of a Receipt, by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipts or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

SECTION 2.05. Surrender of Receipts and Withdrawal of Shares. Upon surrender at the Principal Office of the Depositary of a Receipt evidencing American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of Receipts, and subject to the terms and conditions of this Deposit Agreement, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by such Receipt. Delivery of such Deposited Securities may be made by the delivery of certificates to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct one (or more) of the Custodians to deliver at the Stockholm office of such Custodian, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by such Receipt, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

The Depositary may, in its discretion, refuse to accept for surrender a number of American Depositary Shares representing a number other than a whole number of Shares. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the Receipt surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) to the person surrendering the Receipt.

At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable or facsimile transmission.

SECTION 2.06. Limitations on Execution and Delivery, Transfer and Surrender of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or Withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of compliance with any requirement of applicable law or governmental regulation relating to Receipts or to the withdrawal of any Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

SECTION 2.07. Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Holder thereof filing with the Depositary (a) a request for such exchange and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

SECTION 2.09. Pre-release; Lending of Shares and Receipts. Subject to the further terms and provisions of this Section 2.09, the Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.

The Depositary shall not issue Receipts against other rights to receive Shares nor lend Shares or Receipts; provided, however, that, subject to the second succeeding sentence, the Depositary may (i) issue Receipts prior to the receipt of shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction shall be (a) accompanied by a written agreement whereby the Person to whom Receipts or Shares are to be delivered, or its customer, (1) represents that it owns the

Shares or Receipts to be remitted, as the case may be (or in lieu of such representation such Person or its customer may provide such evidence of ownership of Shares or Receipts, as the case may be, as the Depositary deems appropriate), (2) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary shall limit the number of Receipts and the amount of shares involved in such transactions at any one time to thirty percent (30%) of the face amount of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), and thirty percent (30%) of the principal amount of the Shares actually deposited hereunder, respectively. The Depositary shall also set limits with respect to the number of Receipts and amount of Shares involved in transactions to be effected hereunder with any one person on a case-by-case basis as it reasonably deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Such collateral held by the Depositary, but not the earnings thereon, shall be held for the benefit of the Holder only.

SECTION 2.10. Certificated/Uncertificated ADSs. Notwithstanding any other provision of the Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the “Uncertificated ADS(s)” and the ADS(s) evidenced by ADR(s), the “Certificated ADS(s)”). When issuing and maintaining Uncertificated ADS(s) under the Deposit Agreement, the Depositary shall at all times be subject to (a) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (b) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has written notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (w) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has written notice, (x) the terms of the Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (y) applicable law, and (z) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all material respects be identical to Certificated ADS(s) of the same type and class, except that (1) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (2) Uncertificated ADS(s) shall, subject to the terms of the Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (3) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (4) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that such rules and regulations do not conflict with the terms of the Deposit Agreement and applicable law, (5) the Uncertificated ADS(s) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (6) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (7) upon termination of the Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders’ Uncertificated ADSs under the terms of Section 6.02 of the Deposit Agreement. When issuing ADSs under the terms of this Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.02, 4.02, 4.03, and 4.04, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of this Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.10. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.10. Any references in the Deposit Agreement, the form of ADR attached as an Exhibit to the Deposit Agreement or any ADR(s) to the terms “American Depositary Share(s)” or “ADS(s)” shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.10 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of this Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (I) the terms of this Deposit Agreement (other than this Section 2.10) and (II) the terms of this Section 2.10, the terms and conditions set forth in this Section 2.10 shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Uncertificated ADSs.

SECTION 2.11. Restricted Securities Owners. The Company agrees to advise in writing each of the persons or entities who, to the knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder. The Company shall inform Holders, Beneficial Owners and the Depositary (which may be through public disclosure, including via the Company’s website) of any other limitations on ownership of Shares that the Holders and Beneficial Owners may be subject to by reason of the number of American Depositary Shares held under the constituent documents of the Company or, applicable Swedish law, as such restrictions may be in force from time to time.

ARTICLE III.

CERTAIN OBLIGATIONS OF

HOLDERS OF RECEIPTS

SECTION 3.01. Filing Proofs. Certificates and Other Information. Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be Euroclear) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed.

SECTION 3.02. Liability of Holder for Taxes. If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge; the Holder of such Receipt remaining liable for any deficiency. Every Holder and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Company, the Custodian and each and every of their respective officers, directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes or reduced rate of withholding at source or other tax benefit obtained for or by such Holder and/or Beneficial Owner.

The Depositary, the Custodian or the Company and its agents may, but shall not be obligated to, file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. Holders and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law.

SECTION 3.03. Warranties on Deposit of Shares. Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are validly issued, fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares, (ii) the person making such deposit is duly authorized so to do, (iii) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and (iv) the Shares presented for deposit have not been stripped of any rights or entitlements. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

SECTION 3.04. Disclosure of Interests. Notwithstanding any other provisions of this Deposit Agreement, each Holder of Receipts agrees to comply with the Company’s Articles of Association, as they may be amended from time to time, and the laws of Sweden with respect to disclosure requirements, if any, regarding ownership of Deposited Securities and shares in and other securities and debt obligations of the Company, all as if such Receipts were to the extent practicable the Shares represented thereby.

The Depositary shall, at the Company’s request, send to any Holder specified by the Company a notice requiring such Holder to notify the Depositary as to whether any of such Holder’s American Depositary Shares represented by any of the Receipts held by or registered in the name of such Holder are being held, directly or indirectly, for some person other than such Holder and, if so, the name, address and citizenship of such other person or persons. Each Holder will provide to the Depositary at the Depositary’s Principal Office the information requested in the Depositary’s notice within five (5) business days after the date of the notice and the Depositary shall forthwith furnish the Company with the information provided. Should any Holder fail to provide the information sought within such five (5) business days, the Depositary shall notify the Company accordingly and, upon receipt of written instructions from the Company to that effect, the Depositary shall:

(a)	discontinue the registration of transfers of all Receipts registered in the name of such Holder;

(b)	suspend the distribution of payments of dividends to such Holder; and

(c)	not give any further notices to such Holder; until such information is provided pursuant to this Section 3.04.

SECTION 3.05. Ownership Limitations. Holders and Beneficial Owners shall comply with any limitations on ownership of Shares under the constituent documents of the Company or applicable Swedish law as if they held the number of Shares their ADSs represent. The Company shall inform the Holders, Beneficial Owners and the Depositary of any such ownership restrictions in place from time to time, which may be through public disclosure, including via the Company’s website.

ARTICLE IV.

THE DEPOSITED SECURITIES

SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into dollars and shall distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. Each of the Company and the Depositary and each of their respective agents, as appropriate, will remit to the appropriate governmental authority or agency all amounts (if any) withheld by it and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and either the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

SECTION 4.02. Distribution Other Than Cash or Shares. Whenever the Depositary shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by it to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

SECTION 4.03. Distribution in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company’s approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and submit to the conditions described in Section 4.02. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.04. Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)	if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii)	if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.04(i) or to arrange for the sale of the rights upon the terms described in Section 4.04(ii), the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.04, if registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts and sell the securities represented by such rights, the Depositary will not offer such rights to the Holders of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such Receipts are exempt from registration under the provisions of such Act.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

SECTION 4.05. Conversion of Foreign Currency. Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars and the resulting dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars shall be distributed to the Holders of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders of Receipts entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto.

SECTION 4.06. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution, other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders of Receipts on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.07. Voting of Deposited Securities. Upon receipt of notice from the Company of any meeting, or solicitation of consent or proxy, of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, establish a record date applicable to Holders of American Depositary Shares entitled to instruct the Depositary to vote the Shares or other Deposited Securities represented by such Holder’s ADSs and distribute to the Holders of American Depositary Shares a notice which shall contain (a) such information as is contained in such notice of meeting, solicitation of consent or proxy, and (b) a statement that the Holders of American Depositary Shares at the close of business in New York on the specified record date will be entitled, subject to any applicable provisions of Swedish law, the Articles of Association of the Company and the Deposit Agreement, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares. Upon the instruction of a Holder of American Depositary Shares as of such record date, received on or before the date established by the Depositary for such purpose, to block the Holder’s American Depositary Shares in the name of the Holder (for the period specified for such purpose by the Depositary in the applicable notice to Holders) and to vote the Shares or other Deposited Securities represented thereby, the Depositary shall endeavor in so far as practicable and as permitted under Swedish law, the Company’s Articles of Association, and the terms of the Deposit Agreement, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Holder’s American Depositary Shares in accordance with the instructions from the applicable Holder. The Depositary agrees not to exercise any voting rights or powers under any Shares or other Deposited Securities represented by the American Depositary Shares unless it has received such blocking and voting instructions from the Holder of the American Depositary Shares, and then only in accordance with such instructions.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the blocking and voting instructions timely received from Holders or as otherwise contemplated herein. If the Depositary timely receives blocking and voting instructions from a Holder that fails to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. Deposited Securities represented by ADSs for which no timely blocking and voting instructions are received by the Depositary from the Holder shall not be voted.

Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return blocking and voting instructions to the Depositary in a timely manner.

SECTION 4.08. Changes Affecting Deposited Securities. Upon any change in nominal value or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of counsel to the Company, furnished at the expense of the Company, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or governmental charges) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01.

SECTION 4.09. Reports. The Depositary shall make available for inspection by Holders of Receipts at its Principal Office any reports and communications received from the Company, including any proxy soliciting material, which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders of Receipts copies of such reports when furnished by the Company pursuant to Section 5.06.

In addition, upon notice that the Company has not furnished the Commission with any public reports, documents or other information as required by foreign law or otherwise by the Securities Exchange Act of 1934, the Depositary shall furnish promptly to the Commission copies of all annual or other periodic reports and other notices or communications which the Depositary receives as holder of the Deposited Securities from the Company and which are not so furnished to or filed with the Commission pursuant to any other requirement of the Commission.

SECTION 4.10. Lists of Receipts Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11. Power of Attorney. Each Holder, upon acceptance of a Receipt issued in accordance with the terms hereof, hereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in this Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

SECTION 4.12. Elective Distributions in Cash or Shares. Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution is available to Holders of ADRs, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.01 or (y) additional ADSs representing such additional Shares upon the terms described in Section 4.03. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.06) and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Subject to paragraph (6) of the Receipt and Exhibit B hereto, if a Holder elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.01, or (y) in ADSs, the dividend shall be distributed upon the terms described in Section 4.03. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

ARTICLE V.

THE DEPOSITARY, THE CUSTODIANS

AND THE COMPANY

SECTION 5.01. Maintenance of Office and Transfer Books by Depositary. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement. The Depositary or its agent agrees to register as a foreign nominee for the purposes of this Agreement pursuant to the Swedish Law on Simplified Securities Handling.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books (a) with notice to the Company, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or (b) at the request of the Company upon reasonable prior notice.

If any Receipts or the American Depositary Shares represented thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges. Such Registrar or co-registrars may be removed and a substitute appointed by the Depositary upon the request or with the approval of the Company.

The Company shall have the right to inspect transfer and registration records of the Depositary and any Registrar, co-transfer agent and co-registrar kept in connection with the Depositary’s obligations hereunder, make copies thereof and require the Depositary, any Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company may request.

SECTION 5.02. Prevention or Delay in Perform by the Depositary or the Company. Neither the Depositary nor the Company shall incur any liability to any Holder of any Receipt, if by reason of any provision of any present or future law of the United States or Sweden or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall, or may be done or Performed or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

SECTION 5.03. Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders of Receipts, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), other than that it agrees to perform its obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for (i) any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information, (ii) the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of American Depositary Shares or (ii) any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith.

The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its selection so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Holders of Receipts.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05. The Custodians. The Depositary has appointed Skandinaviska Enskilda Banken AB (publ), having its principal office at Kungsträdgårdsgatan 8, SE-106 40 Stockholm, Sweden, as custodian and agent of the Depositary for the purposes of this Deposit Agreement. Skandinaviska Enskilda Banken AB or its successors in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary forthwith upon its appointment, an acceptance of such appointment satisfactory in the form and substance to the

Depositary. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts. At no time, however, shall there be more than two Custodians acting under this Agreement.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06. Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Custodians a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Depositary will, at the Company’s expense, arrange for the prompt transmittal by the Custodians to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares, and arrange for the mailing, at the Company’s expense, of copies thereof to all Holders of Receipts.

SECTION 5.07. Issuance of Additional Shares etc. The Company agrees that in the event of any issuance of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, the Company will promptly furnish to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a Registration Statement under the Securities Act of 1933 to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights. If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such issuance of securities or rights.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under its control, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.

SECTION 5.08. Indemnification. The Company agrees to indemnify the Depositary and the Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or the Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

The Depositary agrees to indemnify the Company and hold it harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian due to their negligence or bad faith.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to give such notification shall not affect such indemnified person’s rights otherwise than under this Section 5.08) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances. No indemnified person shall compromise or settle any indemnifiable action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld or delayed.

SECTION 5.09. Expenses of the Depositary. Any and all expenses of the Depositary, including, without limitation, the charges and expenses of the Custodians under or in connection with this Deposit Agreement, other than those fees expressed to be paid by the Holders in Exhibit B hereto, or as may be agreed from time to time between the Company and the Depositary, will be borne by the Depositary.

ARTICLE VI.

AMENDMENT AND TERMINATION

SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the issuance and delivery of ADSs and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of ADSs, shall, however, not become effective as to outstanding ADSs until the expiration of one (1) month after notice of such amendment shall have been given to the Holders of outstanding ADRs. Every holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby. The parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or the Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.02. Termination. The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 day prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six (6) months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the holders of ADSs which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except for its obligations under Section 5.08 hereof and except to account for the claims of the Holders, as creditors of the Depositary, for such net proceeds and other cash, after deducting or charging, as the case may be, the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement, except for the Company’s obligations under Section 5.08 hereof. The obligations under the terms of this Deposit Agreement and the Receipts of Holders and Beneficial Owners of ADSs outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of this Deposit Agreement and the Holders have each satisfied any and all of their obligations hereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

ARTICLE VII.

MISCELLANEOUS

SECTION 7.01. Restatement. This Deposit Agreement is an amended and restated deposit agreement superseding, amending and replacing the Original Deposit Agreement.

SECTION 7.02. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Holder of a Receipt during business hours.

SECTION 7.03. No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.04. Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no wise be affected, prejudiced or disturbed thereby.

SECTION 7.05. Holders Parties; Binding Effect. The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.06. Notices. Any and all notices to be given to the Company shall be deemed to have been duly given it personally delivered or sent by mail or cable or facsimile transmission confirmed by letter, addressed to Telefonaktiebolaget LM Ericsson (publ), SE-164 83 Stockholm, visit address Torshamnsgatan 23, Kista/Stockholm, Sweden, or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or cable or facsimile transmission confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, USA Attention: ADR Department, telephone: (001) 212 602-1044, facsimile: (001) 212 797 0327, or any other place to which the Depositary may have transferred its principal Office.

Any and all notices to be given to any Holder of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or cable or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary, a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable or facsimile remission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the company may, however, act upon any cable or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.07. Governing Law. This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.08. Compliance with U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, each of the Company and the Depositary agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, without being limited to, General Instruction I.A(1) to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

SECTION 7.12. Amendment and Restatement. This Deposit Agreement amends and restates the Prior Deposit Agreement in its entirety to consist exclusively of this Deposit Agreement, and Receipts issued hereunder (“Prior Receipts”) are hereby deemed amended and restated to substantially conform to the Form of Receipt set forth in Exhibit A annexed hereto, except that, to the extent any portion of such amendment and restatement would prejudice any substantial existing right of Holders of Prior Receipts, such portion shall not become effective as to such Holders with respect to such Prior Receipts until thirty (30) days after such Holders shall have received notice thereof in accordance with Section 6.01, such notice to be conclusively deemed given upon the mailing to such Holders of notice of such amendment and restatement which notice contains a provision whereby such Holders can receive a copy of the Form of Receipt. The Depositary agrees to promptly notify Holders of the same.

The Depositary shall arrange to have new Receipts printed that reflect the form of Receipt attached to this Deposit Agreement. All Receipts issued hereunder after the date hereof, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing Receipts, shall be substantially in the form of the specimen Receipt attached as Exhibit A hereto. However, American depositary receipts issued prior to the date hereof and outstanding as of the date hereof, which do not reflect the form of Receipt attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under this Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

Holders and Beneficial Owners of American depositary shares issued and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of ADSs issued pursuant and be subject to all of the terms and conditions of this Deposit Agreement in all respects, provided, however, that any term of this Deposit Agreement that prejudices any substantial existing right of holders or beneficial owners of American depositary shares issued and outstanding as of the date hereof shall not become effective as to Holders and Beneficial Owners until thirty (30) days after notice of the amendments effectuated by this Deposit Agreement shall have been given to holders of ADSs outstanding as of the date hereof.

IN WITNESS WHEREOF, TELEFONAKTIEBOLAGET LM ERICSSON (publ) and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

TELEFONAKTIEBOLAGET LM ERICSSON (publ)

By:

Name:	HANS VESTBERG
Title:	PRESIDENT AND CHIEF EXECUTIVE OFFICER

By:

Name:	JAN FRYKHAMMAR
Title:	EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, HEAD OF GROUP FUNCTION FINANCE

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:

Name:	Christopher Konopelko
Title:	Director

By:

Name:	James Kelly
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPT

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED B SHARES OF

TELEFONAKTIEBOLAGET LM ERICSSON

(A Public Company Incorporated Under The Laws Of Sweden)

No.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary (herein called the Depositary), hereby certifies that                      is the owner of                      American Depositary Shares, representing deposited B shares (such B shares are hereinafter referred to as Shares), without nominal value, of TELEFONAKTIEBOLAGET LM ERICSSON, a public company incorporated under the laws of Sweden (herein called the Company). At the date hereof, each American Depositary Share represents one (1) Share (or evidence of rights to receive one Share) deposited under the Deposit Agreement at the principal Stockholm office of Skandinaviska Enskilda Banken AB (herein called the Custodian). The address of the Depositary’s principal executive office is 60 Wall Street, New York, New York 10005, U.S.A.

(1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts (“Receipts” or “ADRs”), all issued and to be issued upon the terms and conditions set forth in the Second Amended and Restated Deposit Agreement dated as of January 7, 2014 (as so amended and as amended or supplemented from time to time, the “Deposit Agreement”), by and among the Company, the Depositary and all Holders from time to time of ADSs issued thereunder, each of whom by accepting an ADS becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are hereinafter referred to as Deposited Securities). Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodians. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the’ Deposit Agreement, to which reference is hereby made. The terms “deposit”, “surrender”, “deliver”, “transfer” or “withdraw” when used with respect to Shares, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by institutions authorized under applicable law to effect transfers of securities (which may but need not be Euroclear (as defined in paragraph (3) below)), and not to the physical transfer of certificates representing the Shares.

(2) Surrender of Receipts and Withdrawal of Shares. Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Holder hereof or as ordered by him or by the delivery of certificates endorsed or accompanied by proper instruments of transfer. Such delivery will be made without unreasonable delay and, at the option of the Holder hereof, either at the office of any Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal office of the Depositary in the Borough of Manhattan, The City of New York shall be at the risk and expense of the Holder hereof.

(3) Transfers, Split-ups and Combinations. This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

The Depositary may refuse to execute and deliver Receipts, register the transfer of any Receipt, make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper. The delivery of Receipts against deposits of Shares generally may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers or surrenders of Outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be Euroclear Sweden AB (“Euroclear”) or its successor as agent of the Company for the transfer and registration for Shares) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time due to compliance with any requirement of applicable law or governmental regulation relating to Receipts or to the withdrawal of any Deposited Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares which, if sold by the holder thereof in the United States or its territories, would be subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

(4) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency. Every Holder and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Company, the Custodian and each and every of their respective officers, directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes or reduced rate of withholding at source or other tax benefit obtained for or by such Holder and/or Beneficial Owner.

The Depositary, the Custodian or the Company and its agents may, but shall not be obligated to, file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. Holders and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law.

(5) Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefore are validly issued, fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares, (ii) the person making such deposit is duly authorized so to do, (iii) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and (iv) the Shares presented for deposit have not been stripped of any rights or entitlements. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

(6) Charges of Depositary. The Depositary will charge the following fees for the services performed under the terms of the Deposit Agreement: (i) to any party to whom Receipts are delivered against deposits, and any party surrendering Receipts for delivery of Deposited Securities, a fee not in excess of $5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued or surrendered; (ii) to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S. $ 2.00 per 100 ADSs held for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal; and (iii) for the operation and maintenance costs in administering the ADSs, an annual fee not in excess of U.S. $ 2.00 per 100 ADSs. Any and all expenses of the Depositary, including, without limitation, the charges and expenses of the Custodians under or in connection with the Deposit Agreement, other than those fees expressed to be paid by the Holders in the preceding sentence, or as may be agreed from time to time between the Company and the Depositary, will be borne by the Depositary, except (i) taxes and other governmental charges, (ii) share transfer registration fees on deposits of Shares, (iii) such cable and facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts, and (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency into dollars.

(7) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each Certificated ADSs evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, the Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt or any beneficial owners unless such holder is registered as the Holder of such Receipt on the books of the Depositary or in the case of a Beneficial Owner, such Beneficial Owner or Beneficial Owner’s representative is registered as the Holder on the books of the Depositary.

(8) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

(9) Pre-release. Pursuant to the Deposit Agreement, the Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any Custodian, Registrar, transfer agent, clearing agency or other entity involved in ownership records or transaction records in respect of the Shares. Such evidence of rights is required to consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. The Depositary is not permitted to lend Shares or Receipts; except that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. The Depositary is required to cause each such transaction to be (a) accompanied by a written agreement whereby the Person to whom Receipts or Shares are to be delivered, or its customer, (1) represents that it owns the Shares or Receipts to be remitted, as the case may be (or in lieu of such representation such Person or its customer may provide such evidence of ownership of Shares or Receipts, as the case may be, as the Depositary deems appropriate), (2) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash, United States Government securities or other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. Pursuant to the Deposit Agreement, the Depositary has agreed to limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the face amount of Receipts outstanding (without giving effect to Receipts outstanding under (i) above), and thirty percent (30%) of the principal amount of Shares actually deposited under the Deposit Agreement, respectively. Pursuant to the Deposit Agreement, the Depositary is required to set limits with respect to the number of Receipts and Shares involved in such transactions with any one person on a case-by-case basis as it deems appropriate. Pursuant to the Deposit Agreement collateral (but not any earnings thereon) is required to be held for the benefit of the Holder only. The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(10) Power of Attorney. The Holder hereby agrees that, upon acceptance of this Receipt issued in accordance with the terms of the Deposit Agreement, the Holder appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein and in the Deposit Agreement with respect to the Deposited Securities, including but not limited to those set forth in Article IV of the Deposit Agreement, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes hereof and of the Deposit Agreement.

(11) Disclosure of Interest. The Holder of this Receipt agrees to comply with the Company’s Articles of Association, as they may be amended from time to time, and the laws of Sweden, with respect to disclosure requirements, if any, regarding ownership of Deposited Securities and shares in and other securities and debt obligations of the Company, all as if this Receipt was to the extent practicable the Shares represented hereby.

The Depositary shall, at the Company’s request, send to any Holder specified by the Company a notice requiring such Holder to notify the Depositary as to whether any of such Holder’s American Depositary Shares represented by any of the Receipts held by or registered in the name of such Holder are being held, directly or indirectly, for some person other than such Holder and, if so, the name, address and citizenship of such other person or persons. Each Holder will provide to the Depositary at the Depositary’s principal office the information requested in the Depositary’s notice within five (5) business days after the date of the notice and the Depositary shall forthwith furnish the Company with the information provided. Should any Holder fail to provide the information sought within such five (5) business days, the Depositary shall notify the Company accordingly and, upon receipt of written instructions from the Company to that effect, the Depositary shall (i) discontinue the registration of transfers of all Receipts registered in the name of such Holder; (ii) suspend the distribution of payments of dividends to such Holder; and (iii) not give any further notices to such Holder; until such information is provided pursuant to Section 3.04 of the Deposit Agreement.

(12) Ownership Limitations. Holders and Beneficial Owners shall comply with any limitations on ownership of Shares under the constituent documents of the Company or applicable Swedish law as if they held the number of Shares their ADSs represent. The Company shall inform the Holders, Beneficial Owners and the Depositary of any such ownership restrictions in place from time to time, which may be through public disclosure, including via the Company’s website.

(13) Compliance with U.S. Securities Laws. Pursuant to the Deposit Agreement, the Company and the Depositary are required to exercise any rights they have under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would not violate the United States securities laws, including, without being limited to, General Instruction I.A(1) to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

Dated:

Countersigned	DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Depositary

By	By
Authorized Officer	Vice President

The address of the principal office of the Depositary is 60 Wall Street, New York, New York 10005, U.S.A..

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(14) Dividends and Distributions; Rights. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and will distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars transferable to the United States, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto. If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company’s approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited securities represented thereby. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to whether such rights are to be made available to the Holders of Receipts; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

If the Depositary is unable to make any rights available to Holders upon the terms described in clause (a) of this paragraph (14) or to arrange for the sale of the rights upon the terms described in clause (b) of this paragraph (14), the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Receipt or the Deposit Agreement, if registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts and sell the securities represented by such rights, the Depositary will not offer such rights to the Holders of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such Receipts are exempt from registration under the provisions of such Act.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

(15) Elective Distributions in Cash or Shares. Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution is available to Holders of ADRs, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of the Deposit Agreement including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either cash or additional ADSs representing such additional Shares upon the terms described in the Deposit Agreement. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Subject to paragraph (6) of this Receipt and Exhibit B to the Deposit Agreement, if a Holder elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.01 of the Deposit Agreement, or (y) in ADSs, the dividend shall be distributed upon the terms described in Section 4.03 of the Deposit Agreement. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

(16) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

(17) Voting of Deposited Securities. Upon receipt of notice from the Company of any meeting, or solicitation of consent or proxy, of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, establish a record date applicable to Holders of American Depositary Shares entitled to instruct the Depositary to vote the Shares or other Deposited Securities represented by such Holder’s ADSs and distribute to the Holders of American Depositary Shares a notice which shall contain (a) such information as is contained in such notice of meeting, solicitation of consent or proxy, and (b) a statement that the Holders of American Depositary Shares at the close of business in New York on the specified record date will be entitled, subject to any applicable provisions of Swedish law, the Articles of Association of the Company and the Deposit Agreement, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares. Upon the instruction of a Holder of American Depositary Shares as of such record date, received on or before the date established by the Depositary for such purpose, to block the Holder’s American Depositary Shares in the name of the Holder (for the period specified for such purpose by the Depositary in the applicable notice to Holders) and to vote the Shares or other Deposited Securities represented thereby, the Depositary shall endeavor in so far as practicable and as permitted under Swedish law, the Company’s Articles of Association, and the terms of the Deposit Agreement, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Holder’s American Depositary Shares in accordance with the instructions from the applicable Holder. The Depositary agrees not to exercise any voting rights or powers under any Shares or other Deposited Securities represented by the American Depositary Shares unless it has received such blocking and voting instructions from the Holder of the American Depositary Shares, and then only in accordance with such instructions.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the blocking and voting instructions timely received from Holders or as otherwise contemplated herein. If the Depositary timely receives blocking and voting instructions from a Holder that fails to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. Deposited Securities represented by ADSs for which no timely blocking and voting instructions are received by the Depositary from the Holder shall not be voted.

Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return blocking and voting instructions to the Depositary in a timely manner.

(18) Changes Affecting Deposited Securities. Upon any change in nominal value or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of counsel to the Company, furnished at the expense of the Company, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or governmental charges) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash.

(19) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders of Receipts at its Principal office any reports and communications received from the Company, including any proxy soliciting material, which are both (a) received by the Depositary as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(20) Liability of the Company and the Depositary. Neither the Depositary nor the Company shall incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any (i) action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information, (ii) the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of American Depositary Shares or (ii) any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement or otherwise. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any inability or expense which may arise out of acts performed in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, except for any liability arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

(21) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute or additional custodian and the term “Custodian” shall also refer to such substitute or additional custodian.

(22) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the issuance and delivery of ADSs and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of ADSs, shall, however, not become effective as to outstanding ADSs until the expiration of one (1) month after notice of such amendment shall have been given to the Holders of outstanding ADSs. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby. Any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or the Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or

Beneficial Owners. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

(23) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination, The Depositary may likewise terminate the Deposit Agreement at any time 90 days after the Depositary shall have resigned, if a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six (6) months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of ADSs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except for its obligations under Section 5.08 thereof and except to account for the claims of Holders, as creditors of the Depositary, for such net proceeds and other cash, after deducting, or charging, as the case may be, the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement, except for the Company’s obligations under Section 5.08 thereof. The obligations under the terms of the Deposit Agreement and the Receipts of Holders and Beneficial Owners of ADSs outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement and the Holders have each satisfied any and all of their obligations thereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

(24) Available Information. The Company currently is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission (hereinafter the Commission). Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission in Washington, D.C.

EXHIBIT B

CHARGES OF THE DEPOSITARY

Service	Rate	By Whom Paid
(1) Receipt of deposits and issuance of Receipts	Up to $5 per 100 American Depositary Shares or fraction thereof	Party to whom Receipts are issued

(2) Delivery of deposited Shares against surrender of Receipts	Up to $5 per 100 American Depositary Shares or fraction thereof	Party surrendering Receipts

(3) Distribution of Cash Dividends and Cash Proceeds	Up to $2 per 100 American Depositary Shares	All holders of American Depositary Shares

(4) Administration of the ADSs	Up to $2 per 100 American Depositary Shares per annum	All holders of American Depositary Shares

Except as otherwise provided in the Deposit Agreement, any and all other expenses of the Depositary, including, without limitation, expenses or charges for printing, stationery, postage, insurance, cables, etc., are to be borne by the Depositary, or by the Company in accordance with agreements entered into from time to time with the Company.

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